Exhibit (h.8)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated April 25, 2000 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares Trust (“iShares”), a statutory trust organized under the laws of the State of Delaware, is effective as of April 1, 2006.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:	/s/ Gregory Friedman
Name:	Gregory Friedman
Title:	Principal

By:	/s/ Michael Latham
Name:	Michael Latham
Title:	Managing Director

iSHARES TRUST

By:	/s/ Raman Suri
Name:	Raman Suri
Title:	Assistant Treasurer

Exhibit A

iShares Dow Jones U.S. Total Market Index Fund

iShares Dow Jones U.S. Basic Materials Sector Index Fund

iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund

iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund

iShares Dow Jones U.S. Energy Sector Index Fund

iShares Dow Jones U.S. Financial Sector Index Fund

iShares Dow Jones U.S. Healthcare Sector Index Fund

iShares Dow Jones U.S. Industrial Sector Index Fund

iShares Dow Jones U.S. Technology Sector Index Fund

iShares Dow Jones U.S. Telecommunications Sector Index Fund

iShares Dow Jones U.S. Utilities Sector Index Fund

iShares Dow Jones U.S. Chemicals Index Fund

iShares Dow Jones U.S. Financial Services Composite Index Fund

iShares Dow Jones U.S. Internet Index Fund

iShares Dow Jones U.S. Real Estate Index Fund

iShares Dow Jones Transportation Average Index Fund

iShares Dow Jones Select Dividend Index Fund

iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund

iShares Dow Jones U.S. Oil Equipment & Services Index Fund

iShares Dow Jones U.S. Pharmaceuticals Index Fund

iShares Dow Jones U.S. Health Care Providers Index Fund

iShares Dow Jones U.S. Medical Devices Index Fund

iShares Dow Jones U.S. Broker-Dealers Index Fund

iShares Dow Jones U.S. Insurance Index Fund

iShares Dow Jones U.S. Regional Banks Index Fund

iShares Dow Jones U.S. Aerospace & Defense Index Fund

iShares Dow Jones U.S. Home Construction Index Fund